CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


We consent to the use in this Registration Statement of Nittany Financial Corp. on Form SB-2 of our report dated January 31, 2003, on the consolidated financial statements of Nittany Financial Corp. for the years ended December 31, 2002 and 2001. We also consent to references to us under the heading "Experts" in the Registration Statement on Form SB-2.



/s/S.R. Snodgrass, A.C.

Wexford, Pennsylvania
April 25, 2003